Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Momentus Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Type Security	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.00001 par value per share	457(c)	43,989,290	$1.2175(2)	$53,556,960.58	0.00013810	$7,396.22
Total Offering Amounts						$53,556,960.58		$7,396.22
Total Fee Previously Paid								-
Total Fee Offsets								$6,124.48 (3)
Net Fee Due								$1,271.74
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Momentus Inc.	S-3	333-267230	September 1, 2022	-	$6,124.48 (3)	Unallocated (Universal) Shelf	-	-	$148,645,923.97 (3)	-
Fee Offset Source	Momentus Inc.	S-3	333-267230	-	September 1, 2022	-	-	-	-	-	$18,540.00 (3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.218 per share, which is the average of the high and low prices of Common Stock on October 22, 2025, as reported on the Nasdaq Capital Market.

(3)
On September 1, 2022, the Registrant filed a Registration Statement on Form S-3 (File No. 333-267230) (the “Prior Registration Statement”) with the SEC and paid a registration fee of $18,540.00. The Prior Registration expired on September 12, 2025. The Registrant sold an aggregate of $51,354,076.03 of such securities under the Prior Registration Statement, leaving the balance of $148,645,923.97 (the “Unsold Securities”) representing $13,779.48 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act the Registrant previously offset $7,655 of the total registration fees due under its Registration Statement on Form S-3 filed on September 22, 2025, (File No. 333-290425), leaving $6,124.48 for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $6,124.48 of the total fees due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.